Exhibit 14


                                          June 8, 1998



Silkworm Acquisition Corporation
277 Park Avenue
New York, NY  10172
Attention:  Thompson Dean

Insilco Corporation
425 Metro Place North
Dublin, Ohio  43017
Attention:  General Counsel

Gentlemen:

           We understand that Silkworm Acquisition Corporation ("Silkworm"), Insilco Corporation ("Insilco") and Insilco Holding Co. are amending the Agreement and Plan of Merger Agreement between such parties dated as of March 24, 1998 (the "Merger Agreement") pursuant to Amendment No. 1 attached hereto as Exhibit A to this letter (the "Amendment").

           We hereby agree: (i) references to the Merger Agreement in the Voting Agreement dated as of March 24, 1998 among Insilco, Silkworm and us (the "Voting Agreement"), mean the Merger Agreement, as amended by the Amendment and (ii) the amount of "$44.50" in the second sentence of the second paragraph of paragraph 1 of the Voting Agreement is amended to be "$45.00". The Voting Agreement, as amended by the foregoing, remains in full force and effect.

                                          Very truly yours,

                                          WATER STREET CORPORATE
                                              RECOVERY FUND I, L.P.

                                          By: Goldman, Sachs &
                                              Co., its General
                                              Partner


                                          By: /s/ Terence M. O'Toole
                                              Name:   Terence M. O'Toole
                                              Title:  Managing Director

Accepted and agreed as of
the date first above written:

SILKWORM ACQUISITION CORPORATION


By: /s/ Thompson Dean
    Name:  Thompson Dean
    Title:

INSILCO CORPORATION


By:   /s/  Kenneth H. Koch
    Name:  Kenneth H. Koch
    Title: Vice President

                                                                       Exhibit A


                                 AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER


      AMENDMENT dated as of June 8, 1998 among INSILCO CORPORATION, a Delaware corporation ("INSILCO" or the "COMPANY"), INSILCO HOLDING CO., a Delaware corporation (formerly known as INR Holding Co.) ("EXISTINGSUB") and SILKWORM ACQUISITION CORPORATION, a Delaware corporation ("MERGERSUB").

      WHEREAS, the Company, ExistingSub and MergerSub have previously entered into an Agreement and Plan of Merger (as amended hereby, the "MERGER AGREEMENT") dated as of March 24, 1998, providing for the merger of MergerSub with and into ExistingSub; and

      WHEREAS, the Company, ExistingSub and MergerSub desire to amend the Merger Agreement as set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Merger Agreement has the meaning assigned to such term in the Merger Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall from and after the effective date of this Amendment refer to the Merger Agreement as amended hereby, except in any instance in the Merger Agreement where any such reference relates to the date of the execution of the Merger Agreement in which instance such reference shall relate to the Merger Agreement, as unamended hereby.

      SECTION 2. AMENDMENTS. The Merger Agreement is hereby amended as follows:

      (a) The reference in Section 1.02(e)(iv)(A) to the number "0.03419" is replaced with "0.03378".

      (b) The reference in Section 1.02(e)(iv)(B) to the number "$42.97" is replaced with "$43.47".

      (c) The references in Sections 1.05(a), 5.04(c) and 7.05 to the number "$44.50" are replaced with "$45.00".

      (d) The reference in Section 1.06(b) to the number "$44.49" is replaced with "$44.99".

      (e) The reference in Section 4.08 to the number "$54,999,997.50" is replaced with "$54,999,990.00".

      (f) The reference in Section 4.08 to the number " 1,235,955" is replaced with "1,222,222".

      (g) The reference in Section 4.08 to the number "111,347" is replaced with "110,453".

      SECTION 3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment or have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                    INSILCO CORPORATION


                                    By:/s/ Robert L. Smialek

                                    -------------------------------
                                    Name:  Robert L. Smialek
                                    Title: Chairman & CEO


                                    INSILCO HOLDING CO.


                                    By: /s/ Kenneth H. Koch

                                    -------------------------------
                                    Name:  Kenneth H. Koch
                                    Title: Vice President &
                                    General Counsel


                                    SILKWORM ACQUISITION
                                       CORPORATION


                                    By: /s/ Thompson Dean

                                    -------------------------------
                                    Name:  Thompson Dean
                                    Title: